UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2018

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3611 Valley Centre Drive, Suite 500, San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 369-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2018, the Board of Directors (the “Board”) of MEI Pharma, Inc. (the “Company”) voted to increase the size of the Board by one seat and appointed Mr. Frederick Driscoll to fill the vacancy on the Board resulting from such increase in the size of the Board. Mr. Driscoll will serve for a term that commences immediately and expires at the December 2018 annual meeting of stockholders, or until his earlier resignation or removal. Mr. Driscoll is also expected to serve as a member of the Company’s Audit Committee.

There are no related party transactions involving Mr. Driscoll that are reportable under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Driscoll and any other person pursuant to which Mr. Driscoll was selected as a director. There are no family relationships among any of the Company’s directors, executive officers and Mr. Driscoll. There are no material plans, contracts or arrangements to which Mr. Driscoll is a party or in which he participates nor has there been any material amendment to any plan, contract or arrangement by virtue of Mr. Driscoll’s appointment.

Driscoll biography. Frederick Driscoll, age 67, has more than 30 years of senior financial management with public and privately held biotechnology companies. Most recently he acted as a financial advisor of Flexion Therapeutics, Inc. and served as the CFO from 2013 until his retirement in March 2017. Prior to Flexion, Mr. Driscoll served as CFO of Novavax from 2009-2013. Mr. Driscoll also served as CFO and CEO at Genelabs Technologies. Mr. Driscoll holds a B.S. in Accounting from Bentley University.

Driscoll compensation. In connection with his services as a director, Mr. Driscoll received an initial stock option grant to purchase 33,333 shares of the Company’s common stock, including options to purchase 20,000 shares of the Company’s common stock in connection with his appointment to the Board, which are subject to vesting over a three-year period, and options to purchase 13,333 shares of the Company’s common stock as a pro-rated portion of the annual option grant made to all of the members of the Board for fiscal 2018, which are subject to vesting over a four-month period, under the MEI Pharma, Inc. Amended and Restated 2008 Stock Omnibus Equity Compensation Plan, at an exercise price equal to the closing price of MEI Pharma common stock on February 22, 2018.

Item 8.01	Other Events.

On February 26, 2018, the Company issued a press release regarding the appointment of Mr. Driscoll a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of MEI Pharma, Inc. dated February 26, 2018

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: February 26, 2018